EXHIBIT 10.2

                                INTERIM AGREEMENT
                                -----------------

This agreement is made this 3 day of November, 2006 by and among BlueStar Health, Inc., a Colorado corporation maintaining an address at 19901 Southwest Freeway, Sugar Land, TX 77479 ("BlueStar"), Gold Leaf Homes, Inc., a Texas corporation maintaining business offices at 5802 FM 1488, Magnolia, TX 77354, ("Gold Leaf"), Tom Redmon ("Redmon"), and Alfred L. Oglesby ("Oglesby") each of which may be referred to as a "Party" or cumulatively the "Parties".

Each of the Parties was a party to an Asset Purchase Agreement ("Asset Purchase") dated as of February 13, 2006 or one or more of the ancillary agreements related to the Asset Purchase. The Asset Purchase, among other things, provided for the purchase of certain assets of Gold Leaf by BlueStar and was accompanied by certain ancillary agreements: Transition Agreement, Consulting Agreement, and Escrow Agreement, together the "Asset Transaction Documents".

By entering into this Interim Agreement, ("Agreement"), the Parties agree to the following:

ONE: The purchase of Gold Leaf assets contemplated in the Asset Transaction Documents, despite considerable effort, has not been consummated and its consummation appears impracticable; and

TWO: the Parties agree to rescind the transactions contemplated in the Asset Transaction Documents (the "Transactions") in a manner which is fair and equitable and places the Parties insofar as practical, back in the positions existing prior to the execution of the Asset Transaction Documents or their predecessor documents related to an attempted merger transaction between Gold Leaf and BlueStar in 2005; and

THREE: the first step in rescinding the Transactions is to return control of BlueStar to Oglesby or his nominee in order to commence preparation of BlueStar's delinquent reports due to the Securities and Exchange Commission, restore BlueStar to current reporting status with the SEC and restore trading in BlueStar's common stock on the NASDAQ bulletin board; and

FOUR: the next step will be for the Parties to continue their good faith negotiations towards settling claims related to the Transactions; and

FIVE: reach agreement on a comprehensive settlement of all claims between the Parties.

In consideration of the above agreements, the Parties hereby agree to undertake the following specific obligations and covenants:

1.0       Obligations of Gold Leaf and Redmon.
          ------------------------------------

          A. Control of BlueStar
          Redmon shall concurrently with the execution of this Agreement execute and deliver the Action by Written Consent and resignation attached thereto as Exhibit A to Oglesby. Oglesby has designated Mr. Richard M. Greenwood as his nominee to serve as director and the officer of BlueStar in his place.

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          B. Control of BlueStar Assets
          Gold Leaf and Redmon, to the extent they have possession or control of any BlueStar property, bank accounts or other assets, shall deliver them to Richard M. Greenwood, the representative of Oglesby and successor director and president of BlueStar.

          C. Gold Leaf and Redmon shall, if required by Securities and Exchange Commission Regulations applicable to BlueStar, provide access to and allow copying of relevant Gold Leaf financial accounting records for the period commencing February 13, 2006 to the date of this Agreement, upon reasonable notice from BlueStar.

          D. Good Faith Negotiations
          Gold Leaf and Redmon shall continue to participate in good faith in settlement negotiations to resolve the various claims between the Parties.

2.0       Obligations of BlueStar and Oglesby
          -----------------------------------

          A. Oglesby and BlueStar shall undertake reasonable commercial efforts to promptly restore BlueStar to current reporting status with the Securities and Exchange Commission and restore trading in its common stock on the NASDAQ bulletin board.

          B. BlueStar shall execute any appropriate documents indicating ownership of Gold Leaf assets was not transferred to BlueStar in connection with the Transactions. In the event any Gold Leaf assets were transferred to BlueStar, such as development interests in the Legendary Oaks or TimberWood projects, BlueStar shall effectively reconvey such transferred assets to Gold Leaf by quitclaim or assignment.

          C. BlueStar disclaims any right or ownership interest in the name Gold Leaf Homes.

          D. Oglesby and BlueStar shall continue to participate in good faith in settlement negotiations to resolve the various claims among the Parties.

3.0       Settlement of Claims Not Effected By Agreement
          ----------------------------------------------

          The Parties agree that this Interim Agreement shall have no effect of waiving or settling the claims certain of the Parties have asserted against other Parties in connection with the Transactions (the "Claims"). All Claims remain open and may, in the event good faith settlement negotiations fail to resolve them, be asserted through the dispute resolution process specified in the Asset Purchase Documents, or as otherwise agreed among the Parties.

4.0       Notices
          -------

All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if delivered as provided in the Asset Purchase Documents, with the one addition that a copy of any notice to Oglesby shall also be provided to John D. Hannesson, Esq., 18661 Via Palatino, Irvine, CA 90802, Telephone 949-509-7952,
Fax: 949-509-9867 and email: john@hannessonlaw.com.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.



BLUESTAR HEALTH, INC.                       GOLD LEAF HOMES, INC.

By:  /s/                                    By:  /s/
   --------------------------                  -------------------------------
          Richard M. Greenwood                        Tom Redmon, President
          President

ALFRED L. OGLESBY                           TOM REDMON

By:  /s/                                    By:  /s/
   --------------------------                  -------------------------------
      Alfred L. Oglesby                               Tom Redmon


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